Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Canadian National Railway Company

We consent to the use in the Amendment No. 1 to the Registration Statement of Canadian National Railway Company relating to the issue of US$1,000,000,000 Debt Securities, of our report dated January 20, 2003, incorporated by reference, on the consolidated financial statements of Canadian National Railway Company as at December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002.

We also consent to the reference to our firm under the caption "INDEPENDENT AUDITORS" in the Short Form Base Shelf Prospectus dated October 29, 2003.

Chartered Accountants
Montreal, Canada
October 29, 2003